Exhibit 10.48

English Translation

House Lease Contract

This lease contract (hereinafter this “Contract”) is made by and between the following two parties in Shanghai, the People’s Republic of China (hereinafter “China”):

Lessor (Party A): Shanghai Caohejing High-Tech Park Development Co., Ltd.

Address: 900 Yishan Road, Shanghai, China

Legal Representative: Qingzhou Chen

Tel: 86-21-64850000

Fax: 86-21-64851906

Business License: 3101121021072

Lessee (Party B): Column A

Address: Column B

Legal Representative: Alfred Beichun Gu

Tel: 86-21-64950500

Fax: 86-21-64950508

Business License: Column C

In accordance with the “Contract Law of the People’s Republic of China” and “the Regulations of the Shanghai Municipality on Building Leasing,” Party A and Party B, on the basis of equality, voluntariness, fairness and integrity, have reached unanimity through consultations and entered into this Contract in respect of Party B’s leasing of the house which Party A is legally entitled to lease out.

1.	Legal Status of Both Parties and Documents Related

1.1	Party A, as a Chinese legal person, was established subject to the approval of the Chinese government and is in charge of the development, construction, operation and management of Shanghai Caohejing New Technology Development Park.

1.2	Party B , as a Chinese legal person, is a limited liability company established subject to the approval of the Chinese government.

1.3	Party B shall forward to Party A a copy of its business license.

2.	Acknowledgement and Guarantee

2.1	Besides the provision of this Contract, both parties shall acknowledge and ensure that:

(1)	Both parities shall be legally qualified to enter into and perform this contract and be fully aware of its rights, obligations and responsibilities and be willing to comply strictly with this Contract. If either party breaches this contract, the other party is entitled to claim for damages pursuant to the provision of this contract.

(2)	Both parities have completed the necessary internal approval procedures to enter into this Contract.

(3)	There is no agreement with third parties or other matters which will restrict the execution and the performance of this Contract.

2.2	Party A ensures that it has already obtained the effective ownership certificate of the Premises when entering into this contract. The certificate No. is as follows: Column D

3.	Basic Information about the Premise

3.1	The Premise which Party A leases to Party B is located at Column E, Building 20, 487 Tianlin Road, Caohejing Development Zone, Shanghai（the “Premise”）. The Premise is integrated housing and the building area is Column F square meters.

3.2	Party A being the property rights owner of the Premises enters into this lease relationship with Party B. Prior to the execution of this Contract, Party A has informed Party B that the Premise has not been mortgaged.

3.3

The Premises provided by Party A are of reinforced concrete structure. The average loading capacity of the 1st floor is 500KG per square meter, while that of the 2nd floor and the above floors is 300KG per square meter.

3.4	The designed power capacity for each floor is Column G ( including the power for air-conditioners). The power is provided in one circuit. In the event that the power consumption of Party B exceeds Column G, Party B shall apply for increment with the related government department and bear all the related costs for equipment, installation, use, etc.

3.5	Party A ensures that the Premise can be equipped with Column H direct phones for the need of Party B’s office.

4.	Purpose of the Lease

4.1	Party B promises that the Premises shall be leased only for the purpose of business activities within the scope specified in the business license and it shall comply with the rules and regulations of the State and Shanghai Municipal in relation to the use of houses, as well as the provisions on industry development, environmental protection and property management issued by Caohejing Hi-tech Development Park.

4.2	Party B undertakes that Party B shall not change the purpose of the Premises during the lease term without obtaining the prior written consent of Party A and the necessary approval of the relevant authorities.

5.	Handover Date and Lease Term

5.1	The lease term of the Premises shall Column I. The rental shall be counted from Column J.

5.2	Party A may take back the Premises upon the expiration of the lease term, and Party B shall return the Premises punctually. If Party B wishes to renew the lease, a written request shall be provided to Party A three months prior to the expiration of the lease term. Party A shall reply to Party B whether it consents to the renewal within one month upon receiving the written request from Party B. Subject to Party A’s consent to the renewal, a new lease contract shall be executed. Party A may adjust the rental with the increase rate no more than 20%. If no unanimity can be reached by both parities, Party A may terminate the contract upon the expiration of the lease term and take back the Premise. Party B shall have the option to renew the lease on the same conditions.

6.	Rent, Method of Payment and Period

6.1	The rent is Column K per day per square meter (building area). The annual rental is Column L in total.

6.2	The rental shall be duly paid before use of the Premise. Party B agrees to pay the rental calculated as Column M covering the period Column N within 10 days upon the effective date of this Contract. Annual rental for each of the following years shall be paid in 4 installments before the first 8th day of each Quarter, each time 25% of the annual rental in an amount of Column M. In the event that the rental payment is due on Saturday, Sunday or national statutory holiday, the payment can be postponed to the first business day after the holiday. In case of any delay of the payment by Party B, a penalty at 0.05% of the rental payable for each day of the delay shall be charged.

7.	Deposit and Other Fees

7.1	Both parties agree that Party B shall pay to Party A the Deposit in an amount of Column M equal to 3 times of monthly rental, within 10 days upon the effective date of this Contract.

During the lease term, the Deposit shall not be used to offset the rental. Upon the expiration of the tenancy, Party A shall return the Deposit without any interest to Party B within 10 days after Party B pays off all the related fees and hand over the Premise with the property management department. In the event that Party B fails to pay related fees and brings losses to Party A at Party B’s fault, Party A is entitled to deduct from the Deposit and return the remains to Party B without any interest.

7.2	During the tenancy, Party B shall bear related fees of water, electricity, gas, telecommunication, equipments, etc. incurred for using the Premise.

7.3	Party B shall directly apply with related departments for installation of electricity, gas, communication, etc., at its own expenses.

7.4	Before the handover of the Premise, Party B shall enter into a Property Management Contract with the property management company under which Party B shall pay the property management fee accordingly. The property management fee of the Premise is currently rated at RMB7.50 per month per square meter.

8.	Use of the Premises and Responsibility to Repair the Premises

8.1	In the event that Party B discovers any natural damages of the Premises and its ancillary facilities during the tenancy, Party B shall promptly inform the property management company for repair. Party B shall positively provide assist and support for the reparation. Party B shall be responsible for the consequence resulted from the failure of prompt reparation due to its act or omission. In the event that the consequence results from the act or omission of the property management company entrusted by Party A (hereinafter “the property management company” ) brings losses to Party B, Party B may claim against the property management company for compensation for the corresponding losses, and Party A is obligated to supervise and urge the property management company to undertake its duties of property management and related responsibilities.

8.2	Party B shall properly use and take good care of the Premise and its ancillary facilities during the tenancy. Party B shall be responsible to repair the contrived damage or breakdown at its own cost.

8.3	Party A ensures that the Premise and its ancillary facilities shall be in a normally useful and safe condition during the tenancy. Party A may inspect, maintain the Premise, and Party B shall provide support. Party A shall reduce the impact on the use of the Premise of Party B.

8.4	If Party B needs to re-decorate or add ancillary facilities and equipment to the Premise, Party B shall obtain the prior written consent of Party A, handle the relevant procedures with the property management department and obtain the approval of the related department if needed according to relevant rules.

8.5	Upon the cancellation or termination of this Contract, with respect to the Premise re-decorated or re-built by Party B upon Party A’s written consent, Party B shall reinstate the Premise except for the gradual deterioration. Party B may handle the relevant procedures for surrendering the lease only upon the inspection and acceptance by Party A.

9.	Condition of the Premises When It Is Returned

9.1	Unless Party A agrees to renew the lease and execute a renewed contract with Party B, Party B shall return the Premises upon the expiry or termination of this Contract for any reason. If Party B fails to return the Premise punctually without consent of Party A, it shall pay to Party A an occupation fee of the Premises equal to twice of the daily rental for each day of delay. Party B agrees that if it delays to reinstate and return the Premise for 15 days or more, Party A may enter into the Premise and regard Party B having abandoned the ownership or use right of the decoration, facilities, equipments and other goods left inside the Premise (including those equipment and articles which are deemed as belonging to Party B, regardless of whether they actually belong to Party B or any third parties), which may be disposed of freely by Party A. If any rights or interests of a third party is involved, Party B shall bear the compensation to the third party. Party A is entitled to reinstate the Premise on behalf of Party B at Party B’s expenses. The Premise shall be regarded as having been returned at the time when Party A enters into it.

9.2	Premises returned by Party B shall be in a condition of being normally used. Party A shall inspect the Premises when the Premises is returned and the parties hereto shall settle the fees under this Contract.

10.	Sublet, Transfer

10.1	Party B shall not sublet the Premise, in part or as a whole, during the tenancy unless otherwise agreed by Party A in supplemental clauses of this Contract or in any other written documents.

10.2	If Party A wishes to sell the Premise during the tenancy, Party A shall inform Party B in advance. Party B shall have the priority to purchase the Premises on the same conditions.

11.	Conditions on the Termination of this Contract

11.1	Both parties agree that neither party shall be liable to the other party if this Contract is terminated upon the occurrence of any of the following events during the tenancy:

(1)	The use right of the land on which the Premise is located is early revoked pursuant to the law.

(2)	The Premise is legally requisitioned due to public interest.

(3)	The Premise is legally included into the approved scope for house demolishing and relocating due to urban construction.

(4)	The Premise is damaged, destroyed or otherwise regarded as dangerous.

11.2	Both parties agree that either party may terminate this contract upon a written notice to the other party if any of the following events occurs. The defaulting party shall pay the other party a liquidated damages equal to twice of the monthly rental. If the said liquidate damages is insufficient to make up the losses and damages suffered by the other party, the defaulting party shall further compensate the balance thereof:

(1)	Party A fails to hand over the Premises punctually and fails to remedy the same within 10 days from the date of Party B’s written notice;

(2)	The Premises delivered by Party A fails to comply with the conditions as herein contained thereby frustrating the purpose of the lease;

(3)	Party B changes the purpose of the Premises without written consent of Party A, which causes damage to the Premises;

(4)	and fails to make it repaired in a reasonable time;

(5)	Party B sublets the Premise, transfer the leasing right to a third party or exchange with a third party their respective leased premises without permission;

(6)	Party B delays to pay the cumulative rent of up to one month;

(7)	Party B takes advantage of the Premise for illegal activities.

12.	Liabilities for Breach of Contract

12.1	Party A shall be responsible to compensate Party B for any direct losses from the property damage or personal injury of Party B directly caused by Party A’s failure to perform its obligations as contained herein in relation to the repair and maintenance of the Premises during the tenancy.

12.2	In the event that Party B decorates the Premise or installs other ancillary facilities without written consent of Party A or beyond the scope and requirement agreed by Party A in writing, Party A may claim against Party B for compensation and recovery of the Premise.

12.3	In the event that Party A early terminates this Contract other than in accordance with the provisions herein contained during the tenancy, it shall pay to Party B a penalty as liquidated damages equal to 50% of the rental of the days during which Party A takes back the Premises in advance (up to 3 times of the monthly rental). If the liquidated damages are not sufficient to make up Party B’s direct losses, Party A shall further compensate for Party B for the balance amount.

12.4	In the event that Party B early surrenders this Contract other than in accordance with the provisions herein contained during the tenancy, it shall pay to Party A a penalty as liquidated damages equal to 50% of the rental of the days during which Party B early surrenders the Premises (up to 3 times of the monthly rent). If the liquidated damages is not sufficient to make up Party A’s losses, Party B shall further compensate for Party A for the balance amount. Party A may deduct the compensation from the Deposit. If the Deposit is not sufficient to deduct, Party B shall further pay to Party A for the remaining amount.

12.5	Upon any breach of the Contract occurs, the non-defaulting party has an option either to terminate this contract or to continue to perform this contract. If the non-defaulting party requires to continue to perform this contract, the defaulting party, whether it has actually paid the liquidated damages and the penalties or not, compensation and penalty or not, shall nevertheless continue the performance of this contract.

13.	Other Provisions

13.1	During the tenancy, Party A shall inform Party B by a written notice of any mortgage on the Premise.

13.2	During the tenancy, besides the use right of the Premise, Party B also has the use right of the public toilets and the fire-control devices and the right to pass through the pass corridors, stairs, elevators and hallways. Party B may neither store anything flammable, explosive or toxic, nor occupy non-leased areas without permission. During the tenancy, Party B shall manage its owned property and get such property insured at its own expenses if needed.

13.3	Party B shall obtain the approval of the Development Park and the related municipal department in relation to anything flammable, explosive, noisy and wastes, and shall start production after reaching safety and emission standard. Party B shall first obtain the approval of the fire-control department before the commencement of re-decoration.

13.4	Party A ensures that the Premise it leases out completely accords with the laws of fire-control and requirements of the municipal fire-control administration.

13.5	Party A shall ensure that Party B has the right and freedom to conduct its normal business. Unless otherwise stipulated by the law or hereof, Party A shall not interfere with Party B’s business activities.

13.6	Party A shall coordinate positively in case of any disputes between the adjacent parties or in connection with the use of public facilities.

13.7	Either Party who encounters Force Majeure such as war (whether there’s a declaration or not), earthquake, typhoon, flood, fire, and so on, and thus fail to perform any clause hereof, shall inform immediately the other party by a written notice and provide to the other party within 15 days with the detail of the Force Majeure and written documentation concerning the reasons for failure or delay performance of the Contract and related effective certifications.

Both parties may negotiate to decide, according to the impact of the Force Majeure on the performance of the Contract, to terminate this Contract, partly waive or delay the performance of the Contract.

13.8	The execution, validity, explanation, performance and dispute settlement of this Contract shall be governed by the laws and regulations of China and the rules of Shanghai Municipality.

13.9	Any dispute arising from the performance of this Contract or in connection with this Contract shall be settled by good faith negotiations between the parties. If the parties are unable to resolve any dispute or claim between them by good faith negotiation, such dispute or claim shall be resolved by the court of Shanghai with the jurisdiction over the matter. The final judgment shall be binding on both parties.

13.10	If any outstanding matter with respect to this Contract remains, both parties may reach a written supplemental agreement as an integrate part of this Contract and with the same effect of this Contract.

This contract can be revised by negotiations and agreements between both parties. Any revision hereof shall be done via a written agreement and shall become effective only after being executed by legal representatives or authorized representatives of both parties. Both parties shall continue to perform this Contract according to original provisions hereof before the revised ones become effective.

13.11	When entering into this Contract, both parities shall have full capacity for civil conduct, be fully aware of its rights, obligations and responsibilities, and be willing to comply strictly with this Contract. If either party breaches this Contract, the other party is entitled to claim for damages pursuant to the provisions of this Contract.

13.12	Both parties confirm their addresses and telephone numbers as follows:

Party A’s address: Investment Center, 1st Floor, Technology Building, 900 Yishan Road, Shanghai. Zip Code: 200233

Tel: 64859900 Fax: 64851906

Party B’s address: Column O Zip Code: 200233

Tel: 64950500 Fax: 64950508

All notices, documents, materials delivered or provided to the other party for the purpose of the performance hereof shall be faxed to the addresses or numbers set forth above. Either party shall change its address or telephone numbers by a written notice to the other party.

It shall be regarded as served by the time of receipt if served by a personal delivery, by the time of sending the fax if served by fax, and on the day of sending the registered mail if served by mail.

13.14	This Contract shall become effective after being sealed or executed by legal representatives or authorized representatives of both parties.

13.15	This Contract shall be countersigned in 2 originals. Each party shall hold 1 original.

(Signature page)

Party A: Shanghai Caohejing High-Tech Park Development Co., Ltd.

[seal: Shanghai Caohejing High-Tech Park Development Co., Ltd.]

Legal Representative (or authorized representative):

Date:

Bank: Xuhui Branch of Bank of China

Account:

RMB: 044104-8500-03186208093001

Party B: Column A

[seal: Column A]

Legal Representative (or authorized person):

Date:

Bank:

Account:

RMB:

	Column A	Column B	Column C	Column D	Column E	Column F	Column G	Column H	Column I	Column J	Column K	Column L	Column M	Column N	Column O	Column P	Additional Clauses
1	Shanghai Mecox Lane Information Technology Co., Ltd.	6th Floor, 33 Guangshun Road, Changning District, Shanghai	3101052007689	Number of the Shanghai House Ownership Certificate: H.F.D.X.Z. (2008) No. 016898	Rooms 504, 505, 508, 509, 5th Floor	960	110KW	50	commence on Aug 1st 2009 and expire on Apr 30th 2011	Oct 1st 2009	RMB2.70	RMB946,080	RMB236,520	between Oct 1st and Dec 31st 2009	20th Floor, Building 20, 487 Tianlin Road	May 13, 2009

2	Mai Wang Trading (Shanghai) Co., Ltd.	Room 510, 101 South Ferry Road, Pudong New District, Shanghai	Q.D.H.P.Z.Z. No.313108 (SHAIC)	Number of the Shanghai House Presale Certificate: X.H.F.D. (2006)Y.Z.0001309	19th Floor (21st Floor displayed in the elevator)	1922.86	220KW	100	commence on May 1st 2008 and expire on Apr 30th 2011	Jul 1st 2008	RMB2.90	RMB2,035,347.31	RMB508,836.83	between Jul 1st and Sep 30th 2008	Room 1001, Technology Building, 900 Yishan Road	March 26, 2008	3.1 (Both parties agree that the building area of the Premise will be finally decided by the mapping department of the Shanghai Administration of House and Land Resources After that, the total rent will be adjusted according to the agreed daily rent in article 6.1 hereof, with excess payments being refunded or deficiencies being made up.)
3	Shanghai Mecox Lane International Mailorder Co., Ltd.	Building 3 of Chinalong Industrial Town, 889 Yishan Road, Shanghai	Q.Z.H.Z.Z. No.021850 (SHAIC)		20th Floor (22nd Floor displayed in the elevator)